Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS) Reporting Period: 10/1/12-10/31/12

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1(a)			X
Schedule of Professional Fees Paid	MOR-1(b)	X
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4			X
Summary of Unpaid Postpetition Accounts Payable	MOR-4(a)	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ L. Stephen Smith	11/27/12
Signature of Authorized Individual*	Date

L. Stephen Smith	Chief Executive Officer and Chairman of the Board
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

On February 21, 2012, the Bankruptcy Court signed an order to approve an amended cost allocation agreement between the Debtor and an operating subsidiary. Under the amended agreement, the operating subsidiary agreed to continue providing certain services. As part of the consideration for the provision of services, the Debtor has made a “cure payment” of $849,488 for services rendered prior to the Petition Date.

The “Liabilities Subject to Compromise” includes a pre-petition intercompany claim in the amount of $18,237,156. The Debtor’s Schedule of Assets and Liabilities, filed on December 23, 2011, classified this claim as “contingent” and “disputed”. The Debtor filed an objection to this intercompany claim (Proof of Claim #894) on March 19, 2012 and subsequently filed a supplemental objection to this claim on September 28, 2012. While this claim continues to be included in the MOR as a liability subject to compromise, the Debtor believes that Claim 894 should be disallowed. Moreover, the Debtor expects that, as a component of the settlement announced on October 31, 2012, and subject to final documentation and court approval, this claim will be released.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post-petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision. Given the timing of this filing, final loss provision and other expenses and revisions may not be reflected in the period in which they occur.

In August 2012, the Debtor recorded a full valuation allowance against its equity investment in PMI Capital I, an affiliate formed to facilitate the issuance of certain junior debentures, due to the Debtor’s subordinated position in the PMI Capital I capital structure. The fair market value of this investment and the amount that may be ultimately received in satisfaction thereof cannot be determined at this time.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

10. Notes Receivable. The Other Assets balance reported on the balance sheet of this report includes notes receivable that relate to investments made prior to 2002 to fund programs instituted, or to be instituted, by the Company or its subsidiaries. These programs are no longer in place and the Debtor is currently attempting to monetize these assets. The value assigned to these notes has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. The Debtor has not independently confirmed the outstanding balance on these notes receivable. These amounts may not represent fair market value and may be subject to significant revision.

The Debtor holds a Note Receivable of approximately $285 million plus accrued interest from an operating subsidiary. That subsidiary has been placed into receivership by its regulator due to a deficiency in regulatory capital; accordingly, the Debtor has provided a full valuation allowance against this note. The fair market value of this note and the amount that may ultimately be received in satisfaction thereof cannot be determined at this time.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

October 1, 2012 to October 31, 2012

MOR - 1

Cash Receipts	$24

Operating Disbursements
Employee Compensation	91,210
Payroll Taxes	1,698
Employee Benefit Costs	399
Consultants and Temporary Staff	2,151
Ordinary Course Professional Fees	—
Intercompany Payments (non-employee)	61,959
Travel	—
Tax Payments	—
Board Compensation and Travel	227,250
Other (misc. G&A and contingencies)	25,927

Total Operating Disbursements	410,593

Bankruptcy Related Expenses
Debtor Professionals	128,959
UCC Professionals	109,116
Claims Administrators	—
US Trustee	12,350

Total Bankruptcy Disbursements	250,425

Total Disbursements	661,018

Net Cash Flow	$(660,994)

Beginning Cash Balance as of 10-1-2012	$159,004,544
Change in Cash	(660,994)

Ending Cash Balance as of 10-31-2012	$158,343,550

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of October 31, 2012

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	$157,926,610
Bank of America	Payroll Account	xxxxxx0423	124,988
Bank of America	Investment Account	xxxx0C80	—
Bank of New York	Cash Securities	xxx430	276,905
Commonwealth National Bank	Gateway	xxx3169	15,046

Total			$158,343,550

The PMI Group, Inc.

Schedule of Professional Fees Paid

October 1, 2012 to October 31, 2012

MOR - 1b

Payee	Period Covered	Amount
Morrison & Foerster, LLP	June 2012	$61,051
Peter J. Solomon Company, L.P.	June 2012	48,066
Goldin Associates, LLC	September 2012	128,959
U.S. Trustee	July 2012 - September 2012	12,350

Total Professional Fees		$250,425

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended October 31, 2012

MOR-2

Total Revenues	$—

Payroll Expense	103,312
Other Recurring Expenses	682,809

Total Recurring Expenses	786,121

Non-Recurring Expenses - Bankruptcy Related	1,588,860

Total Expenses	2,374,981

Interest and Dividends	24
Equity Earnings	179,148
Gain (Loss) on Investments	—

Net Investment Income	179,172

Non-Cash Interest Expense	—

Income (Loss) before Tax	(2,195,809)

Tax Provision (Benefit)	39,658

Net Income (Loss)	$(2,235,467)

BALANCE SHEET

THE PMI GROUP, INC.

As of October 31, 2012

MOR-3

Assets
Fixed Income Securities	$—
Cash	158,343,550
Investments in Subsidiaries	57,323,673
Accounts Receivable - Affiliates	1,655,001
Pre-Paid Assets	9,633,542
Other Assets	264,429

Total Assets	$227,220,194

Liabilities Not Subject to Compromise
Accrued Expenses	$8,711,409
Accounts Payable	127,072
Accounts Payable - Intercompany	37,977
Other Liabilities	45,334

Liabilities Not Subject to Compromise	$8,921,792

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Gateway Liability	262,000
Accounts Payable	49,197
Accounts Payable - Intercompany	19,594,296

Liabilities Subject to Compromise	$762,459,170

Total Liabilities	$771,380,962

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	727,273,352
Treasury Shares	(1,273,404,907)

Total Equity	$(544,160,768)

Total Liabilities and Equity	$227,220,194

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended October 31, 2012

MOR - 4

Representation: The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835. The Debtor and/or its affiliates intend to pay this amount.

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended October 31, 2012

MOR - 4a

Unpaid Post-Petition Debts
	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$—	$—	$—	$—	$—	$—

Total Bankruptcy Activity Payables	(127,072)	—	—	—	—	(127,072)

Total Post-Petition Payables	$(127,072)	$—	$—	$—	$—	$(127,072)

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended October 31, 2012

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x
5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x